Exhibit 16.1


January 20, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Re:   Advanced Optics Electronics, Inc.
      Commission File No. 0-24511


We have read the statements that we understand Advanced Optics Electronics, Inc. will include in Item 4.01 of the Form 8-K report it will file regarding the recent change of independent registered public accounting firm. We agree with such statements made insofar as they relate to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP


Newport Beach, California